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                [DAVIES WARD PHILLIPS & VINEBERG LLP LETTERHEAD]


                                                                   Exibit 5.1


                                                               File No. 34237

                                  June 14, 2001


Celestica Inc.
12 Concorde Place
Toronto, Ontario
M3C 3R8



                                 CELESTICA INC.
                       REGISTRATION STATEMENT ON FORM S-8

            We have acted as Canadian counsel to Celestica Inc. (the "Corporation") in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed pursuant to the SECURITIES ACT OF 1933, as amended (the "Act") relating to the proposed offering by the Corporation of up to an aggregate of 18,922,440 subordinate voting shares of the Corporation (the "Subject Shares") pursuant to the exercise of options (the "Options") granted or to be granted under the following employee share purchase and option plans of the Corporation (collectively, the "Plans"):

      (a)    the Celestica Inc. Long Term Incentive Plan;

      (b)    the Celestica, Inc. Employee Share Purchase and Option Plan (1997);

      (c)    the D2D Employee Share Purchase and Option Plan (1997);

      (d)    the Canadian Employee Share Purchase and Option Plan (1998);

      (e)    the U.S. Employee Share Purchase and Option Plan (1998);

      (f)    the U.S. Executive Purchase and Option Plan (1998); and

      (g)    Celestica 1997 U.K. Approved Option Scheme.


             We have examined such corporate records of the Corporation, such certificates of officers of the Corporation, public officials and others and originals, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinion expressed below. We have also relied, as to certain matters of fact, on a


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certificate of an officer of the Corporation of even date herewith, a copy of which is attached hereto. We have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies or as facsimiles.

              For the purposes of the opinion expressed below, we have, without independent investigation or verification:

      (a) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies or as facsimiles; and

      (b) assumed that the Options will be duly granted by the Board in accordance with the terms and conditions of the Plans and in compliance with all applicable laws.

               Our opinions expressed herein are limited to the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

               Based and relying upon and subject to the foregoing, we are of the opinion that the 18,992,440 Subject Shares which may be issued from time to time upon the exercise of the Options pursuant to the terms of the Plans will, upon the due exercise of the Options pursuant to the terms of the Plans and upon receipt by the Corporation of the exercise price for such Subject Shares, be duly issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as it may be amended from time to time), without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement (as it may be amended from time to time), including this exhibit.

               The opinion expressed herein is provided solely for your benefit in connection with the filing of the Registration Statement with the United States Securities and Exchange Commission and may not be used or relied upon by any other person or for any other purpose.

                                        Yours very truly,


                                        /s/ Davies Ward Phillips & Vineberg LLP